Investor Presentation October 2021

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 2 Forward-Looking Statements Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non- GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non- GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 3 At a Glance – CB Financial Services, Inc. Shareholder Information Share Price $24.22 Shares Outstanding 5.3M Public Float 4.9M Market Cap $128.4M Total Stockholder’s Equity $131.0M Book Value per Share (GAAP) $24.57 Tangible Book Value per Share (Non-GAAP) $21.67 Price to Book Value (GAAP) 0.99X Price to Tangible Book Value (Non-GAAP) 1.12X P/E (LTM EPS of $1.42) (GAAP) 17.1X P/E (LTM Adjusted EPS of $1.99) (Non-GAAP) 12.2X • Community Bank headquartered in Southwestern PA • Founded in 1901 • Currently operating in Southwestern PA and Central WV • Community Bank operates 11 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, and five offices in Marshall, Ohio, Upshur and Wetzel Counties in West Virginia. • Financial Overview – Assets: $1.47 billion – Loans: $1.02 billion – Deposits: $1.29 billion • Strategic, disciplined acquirer: ◦ FedFirst Financial in October 2014 ◦ First West Virginia in April 2018 ◦ Beynon Insurance in August 2018 Corporate Overview • All daily trading information/multiples as of October 26, 2021 • All other financial information as of September 30, 2021

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 4 Community Bank Mission Statement Community Bank is an exceptional, independent financial institution. We will provide our customers with valuable, appropriate products and outstanding personal service. Community Bank strives to continue to grow and continue to create value for our shareholders. Our employees will be treated fairly and given opportunities for personal growth. We will be closely involved in improving our communities.

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 5 Third Quarter 2021: Goals and Accomplishments 01 03 02 Well-positioned to capitalize on continued U.S. housing market recovery Continued Progress on Optimization Efforts – Significant reduction in non-interest expense and salaries while still expanding revenue producing initiatives – Finalized Purchase and Assumption Agreement to sell two West Virginia locations (closing expected in Q4 2021) Grow Loans and Deposits – Total loans, including loans held for sale and excluding PPP loans, increased $17.0 million, or 7.0% annualized, from June 30, 2021 – Loan growth is paramount given a low-interest rate environment and excess cash – Deposits grew both year-over-year and quarter-over-quarter Active Stock Buyback Plan – On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company's outstanding common stock – As of October 25, 2021, the Company had repurchased $3.1 million of the Company's common stock (135,968 shares) at an average price of $23.02 per share 02 Increased Securities Purchases to Utilize Available Liquidity – Increased $76.0 million, or 52.3%, to $221.4 million at September 30, 2021 – Expected $650,000 increase in pre-tax income, or 6bps of incremental margin to bottom line annually

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 6 Third Quarter 2021 Highlights Solid Profitability During Optimization Efforts (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. (comparison to December 31, 2020) Reported Adjusted (non-GAAP) $2.0M Reported Adjusted (non-GAAP)1 NI $2.0M $0.36EPS $0.37 0.53% 0.54% 5.88% 5.93% ROAA ROAE Net Income (NI) Loans and Deposits Book Value Q2 2021 net income (GAAP) was $2.0M, or $0.37 per diluted share, compared to net loss of $(17.4)M, or $(3.22) per diluted share, in the prior year period* Adjusted net income (non-GAAP) was $2.0M, or $0.36 per diluted share, compared to $1.9M, or $0.36 per diluted share Total loans as of September 30, 2021 were $1.02B, a decrease of $25.7M compared to the prior year end Total deposits as of September 30, 2021 were $1.29B, an increase of $63.2M compared to the prior year end Book value per share was $24.57 at September 30, 2021, compared to $24.76 at the prior year end Tangible book value per share was $21.67 at September 30, 2021, compared to $21.42 at the prior year end (1). 135,968Shares Repurchased (at October 25, 2021)* Prior-year period included non-cash charges related to goodwill impairment that was due to economic conditions triggered by the COVID-19 pandemic

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 7 Branch Optimization and Operational Efficiency Efforts Expected Costs / Savings Expected non-recurring pre- tax costs during 2021 of up to $7.9 million. This estimated cost excludes the impact of the expected premium from sale of branches (currently projected to be $5.1 million in Q4 2021). CB anticipates these ongoing savings being incremental to net income beginning in 2022. Writedown on fixed assets $2.3 million $2.3 million Branch Optimization: $3.0 Million Operational Efficiency and Revenue Generation: $2.5 – 3.5 Million Impairment of intangible assets $1.2 million $1.2 million Contracted services $0.7 million $1.9 million Employee severance costs $0.3 million $0.3 million Branch lease impairment $0.3 million $0.3 million Professional fees $0.2 million $0.2 million Data processing fees $0.1 million $0.1 million Legal and other $0.03 million $0.08 million Total $5.1 million $6.3 million YTD Expenses at 9/30 Expected Savings in 2022 and Future YearsYTD Expenses at 6/30

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 8 Branch Optimization and Operational Efficiency Initiative Management has consolidated six branches and in process of divesting two others: Consolidation • Monongahela, PA • Perryopolis, PA • Pioneer, PA • Southpointe, PA • Bellaire, OH • Wellsburg, WV Divestiture: • New Martinsville, WV • Buckhannon, WV A comprehensive review of Community Bank’s branch network and operating environment has been completed with the following priorities: • Improve profitability • Improve efficiency • Investment in digital marketing and technology • Increased automation in back-office operations • Thorough evaluation of individualized processes and identified 185 specific areas for improvement, including: ◦ Infrastructure / Client experience improvements • Employees focused on customers / clients Identifying Solutions to Improve Operating Performance Branch Consolidation and Divestitures Support Brand While Enhancing Customer Loyalty and Engagement From the Top of the Organization to Every ATM!

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 9 Increasing Efficiency In our Branch Network ◦ Reduced overall branch locations from 24 to 14 over the past 6 quarters ◦ No deterioration in deposits ◦ Gaining traction in reduction of non- interest expense and salaries Branch Optimization Efforts # of Branches 16222224 23 1622

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 10 Divestiture of Two West Virginia Branches on Track to Close in Q4 2021 Purchase and Assumption Agreement with Citizens Bank of West Virginia, Inc. Citizens has agreed to assume certain deposit liabilities and to acquire certain loans, as well as cash, real property, personal property and other fixed assets associated with the two branches. Deposit and loan balances at the branch locations as of September 30, 2021 were approximately $102.6 million and $6.5 million, respectively. Citizens will pay a 5% deposit premium on the total deposits transferred. Pending divestiture is expected to close in the fourth quarter of 2021 with a projected $5.1 million gain on sale. Allows for Community Bank to focus on its core markets surrounding Southwestern PA as well as advance efficiency throughout the organization. Branch Optimization Initiative

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 11 Revenue Generating Initiatives GOAL: Leverage strong brand recognition and lending relationships to support organic loan growth and enhance revenue generating potential in CB’s core markets As part of optimization initiatives and following COVID-19, we have been more selective on growing new loans while implementing strategic steps to take advantage of economic recovery in Southwestern PA and in the Ohio Valley. March 2021 April 2021 April 2021 July 2021 New CRM Process Data Evaluation Loan Pipeline Milestone Implemented a multi-faceted sales process for loan officers from identification to closing Leveraging CB’s upcoming 120th anniversary to generate awareness Better identification measures for loan pipeline Re-evaluated data set for commercial loan leads Moving Forward Identify Talent Productivity Management Leverage Resilient and Scalable Franchise

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 12 • Empower our experienced, high-quality employees to provide superior customer service in all aspects of our business ◦ Net Promoter Score of 45 vs. a U.S. bank average of 35 (higher number represents an increasingly satisfied customer base) • Create a sales and service culture which builds full relationships with our customers • Utilize technology investments to enhance speed of process while improving customer experience • Enhance profitability and efficiency potential while continuing to invest for future growth • Continue our track record of opportunistic growth in the robust Pittsburgh MSA and across our footprint • Evolve toward more electronic/digital products and processes driving greater efficiency and expand our brand awareness in our market by utilizing digital and other outlets • Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Building on Core Strengths Be the Community Bank of choice across our footprint for residents and small and medium-sized businesses

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 13 Diversified Business • Well-positioned to serve the needs of small and medium- sized businesses across our footprint • Growing presence within the Pittsburgh MSA • Strong asset quality Commercial Banking Retail Banking Mortgage Banking Insurance Brokerage • Active mortgage origination platform with dedicated mortgage originators • Robust housing market • Expanding mortgage banking platform into legacy markets • Continued momentum and growth following the Beynon Insurance acquisition in August 2018 • Complementary to commercial and retail banking business • Currently operating in Southwestern PA, Ohio River Valley and Central WV

Attractive Operating Markets ~ New Infrastructure

Community Bank

Pittsburgh Metropolitan Area

- Population of approximately 2.3 million with a median household income of nearly $64,000, which is projected to increase 10.2% in the next 5 years
- Large market for energy, healthcare, technology, and manufacturing companies[1]
- Highly educated labor force from Carnegie Mellon University, University of Pittsburgh, and Duquesne University[1]
- Fortune 500 companies headquartered in Pittsburgh MSA include: Kraft Heinz, PNC Financial Services, PPG Industries, U.S. Steel, Alcoa, Dick's Sporting Goods, and WESCO International[2]
- Carnegie Mellon University and the University of Pittsburgh have helped to bring tech jobs and innovation to the area and tech giants like Uber and Facebook have opened offices in Pittsburgh
- Substantial medical services investment is happening regionally:
  - UPMC is investing $2 billion in 3 new specialty hospitals in Pittsburgh and is constructing a new hospital facility in Washington County, PA
  - UPMC said it plans to break ground on the 900,000-square-foot heart and transplant hospital in the second half of 2022, according to the Pittsburgh Business Journal. Construction is slated to take about four years, and UPMC expects the facility to open in late 2026.

1. https://datausa.io/profile/geo/pittsburgh-pa-metro-area/
2. http://fortune.com/fortune500/

Large Employers in Operating Area

ANSYS, CROWN CASTLE, CONSOL ENERGY, UPMC LIFE CHANGING MEDICINE, 84 LUMBER, VIATRIS, FedEx, EQT


UPMC | VISION AND REHABILITATION HOSPITAL
At UPMC Mercy

Opening of Southern Beltway from I-79 in Washington County to Pittsburgh International Airport



- Pittsburgh's first major highway in decades
- 110,000 drivers connected between Washington County and Pittsburgh International Airport

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 14

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 15 Leveraging a Rich History and Community Presence 1901 1987 2006 2007-2019 2020 2021 - The Bank was originally chartered in 1901 as The First National Bank of Carmichaels, serving southwestern PA and local community Changed name to Community Bank, National Association Community Bank weathered the financial crisis, continued to expand its community presence, and launched new insurance and wealth management services The onset of COVID-19 increased demand for fintech solutions and mobile banking services Community Bank Appoints John Montgomery President & CEO in August 2020 The Beginning and Formation of the Bank Branch Network Supporting SW Pennsylvania, WV, and OH Global Pandemic Accelerates Need for Revitalization Completed a charter conversion from a national bank to a Pennsylvania-chartered commercial bank wholly- owned by the Company Community Bank announced initiatives to optimize its current branch network through the consolidation of six and sale of two branch locations Community Bank engaged with third- party workflow optimization experts to assist in implementing robotic process automations (RPAs) and more effective sales management that it expects will improve operational efficiencies and grow revenue in the near and long-term Implementation of Strategic Initiatives Aimed at Optimizing Branch Network and Positioning Community Bank for the Future

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 16 ZIRR Creates NIM Pressures on All Banks Disruption by Technology and FinTech Online and Mobile Delivery of Services is Essential Evaluating Market Changes ~ Need to Adapt Changing Consumer Behavior Requirements for Instant Service to Fulfill Expectations (One Click) 0%

Executive Leadership Team



John Montgomery

- President & CEO; appointed in August 2020
- Accomplished bank executive with over 30 years of experience
- Previously Chief Credit Officer at First Bank, a privately held $6 Billion bank located in St. Louis, Missouri.



Jamie Prah

- Executive Vice President & Chief Financial Officer
- 20+ years of banking experience with 9 years in CEO/CFO role
- Joined CBFV in May 2019; previously President & CEO of Union Building & Loan Savings Bank and CFO of FFCO
- Responsible for financial oversight, SEC reporting, strategic planning and regulatory reporting oversight



Ralph Burchianti

- Senior Executive Vice President & Chief Credit Officer
- Director since 2018
- Responsibilities include oversight of credit & underwriting policies for the organization
- Nearly 35 years of experience with CBFV



Jennifer George

- Senior Executive Vice President & Chief Operations Officer
- Appointed SEVP in October 2021, EVP – COO in May 2019, joined CBFV in October 2014 during FFCO merger as Senior Vice President – Retail, Human Resources & Compliance
- 20+ years banking experience with a background in Accounting. Specializing in operations, BSA, compliance & human resources
- Previously a Senior Vice President – Chief Risk Officer & Vice President – Bank Operations at FFCO

CB Financial Services, Inc. (Nasdaq: CBFV)   October 2021   Page 17

Financial Update – Q3 2021

Community Bank

($000s except per share)	2017 FY 12/31/17	2018 FY 12/31/18	2019 FY 12/31/19	2020 FY 12/31/20	Q3 2020 9/30/20	**Q3 2021 9/30/21**
Balance Sheet						
Total Assets	$ 934,486	$1,281,701	$1,321,537	$1,416,720	$1,392,876	**$1,474,818**
Total Loans (including HFS)	744,392	912,872	952,496	1,044,753	1,050,885	**1,019,006**
HFS)	773,344	1,086,658	1,118,359	1,224,569	1,199,036	**1,287,803**
Tangible Common Equity[2]	85,019	96,545	112,145	116,399	114,636	**115,515**
Capital Ratios (%)						
Loans/ Deposits	96.3 %	84.0 %	85.2 %	85.3 %	87.6 %	**79.1 %**
Tangible. Common Equity / Tangible Assets[2]	9.18	7.78	8.74	8.32	8.34	**7.92**
Tier 1 Ratio (Bank)	12.2	11.4	11.4	11.8	11.6	**11.5**
Total Capital Ratio (Bank)	13.5	12.6	12.5	13.0	12.9	**12.8**
Asset Quality (%)[1]						
NPAs/ Assets	0.81 %	0.56 %	0.42 %	1.04 %	1.09 %	**0.74 %**
NCOs/ Avg Loans	0.13	0.21	0.05	0.11	0.03	**(0.01)**
Reserves/ Nonaccrual Loans	224	291	340	117	114	**135**
Profitability						
Net Income (Loss)	$ 6,944	$ 7,052	$ 14,327	$ (10,640)	$ (17,395)	**$ 1,983**
ROAA	0.78 %	0.61 %	1.09 %	(0.77)%	(4.90)%	**0.54 %**
PTPP ROAA[2]	1.32	0.96	1.28	1.05	0.90	**0.66**
ROAE	7.53	5.91	9.89	(7.18)	(45.13)	**5.93**
ROATCE[2]	8.71	9.21	15.09	8.86	7.65	**8.29**
Net Interest Margin (FTE)[2]	3.58	3.59	3.64	3.32	3.21	**2.89**
Adjusted Efficiency Ratio[2]	66.7	28.1	57.1	68.1	69.8	**77.3**
Diluted EPS	$ 1.69	$ 1.40	$ 2.63	$ (1.97)	$ (3.22)	**$ 0.37**
TBV Per Share[2]	20.76	17.77	20.52	21.42	21.23	**21.67**

Source: Company documents and S&P Global Market Intelligence. Data as of 3/31/21. Regulatory capital ratios are bank-level.
(1) NPLs include nonaccrual loans, 90+ days past due loans and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

- Diluted EPS (GAAP) for Q3 2021 was $0.37, compared to $(3.22) in the prior year period
- NIM decreased 32bps year-over-year to 2.88% as compared with Q3 2020 of 3.19% on declining asset yields slightly offset by lower interest-bearing deposit costs
- Total loans (including Payroll Protection Program ("PPP") and Held for Sale ("HFS") loans) were $1.02 billion, a decrease of $25.7 million compared to prior year end
- Total loans (excluding PPP and HFS loans) were $968.9 million, a decrease of $20.8 million compared to the prior year end
- Total deposits (including HFS deposits) were $1.29 billion, an increase of $63.2 million compared to the prior year end
- Total assets increased to $1.47 billion, compared to $1.42 billion at the prior year end.
- Regulatory capital levels remain well capitalized.

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 18

Key Financial Metrics

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 20 ◦ Continuing to drive organic loan growth without sacrificing credit underwriting standards ◦ Providing personalized customer engagement that leads to repeat and referral business ◦ Focus on growing core deposits ◦ New competitive core system ◦ Branch optimization Operating Initiatives Have Lead to Consistent Growth with a High-Quality Balance Sheet ($ in m ill io ns ) Total Assets $830.7 $846.1 $934.5 $1,281.7 $1,321.5 $1,416.7 $1,474.8 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 09/30/21 $600 $800 $1,000 $1,200 $1,400 $1,600

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 21 Loan Growth Trend and CRE Loan Composition (as of September 30, 2021) ($ in m ill io ns ) Total Loans (Including Held for Sale) $683.4 $681.9 $744.4 $912.9 $952.5 $1,044.8 $1,019.0 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 09/30/21 $500.0 $600.0 $700.0 $800.0 $900.0 $1,000.0 $1,100.0 Expertise in Commercial Real Estate Commercial & Industrial 10.1% Real Estate- Construction 7.7% Real Estate- Commercial 37.9% Real Estate- Residential 32.1% Consumer 11.0% Other 1.2%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 22 Total Deposits and Deposit Composition (as of September 30, 2021) ($ in m ill io ns ) Total Deposits (Including Held for Sale) $679.3 $698.2 $773.3 $1,086.7 $1,118.4 $1,224.6 $1,287.8 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 09/30/21 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 Deposit Composition Non-Interest Bearing Demand Deposits 30.2% Interest Bearing Demand Deposits 21.4% Money Market Accounts 16.2% Savings Accounts 19.7% Time Deposits 12.6%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 23 Asset Quality Trends NCOs (Recoveries) / Average LoansNon-Current Loans / Total Loans Allowance for Loan Losses to Total Loans NPAs / Total Assets 1.15% 1.04% 1.03% 1.26% 0.85% 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 0.03% 0.39% 0.02% (0.01)% (0.01)% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (0.05)% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% 1.31% 1.22% 1.22% 1.15% 1.16% 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 1.14% 1.17% 1.20% 1.23% 1.26% 1.29% 1.32% 1.09% 1.04% 0.98% 1.07% 0.74% 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 24 Revenue Diversification • Non interest income sources comprised approximately 22.3% of total operating revenue for the first nine months of 2021; provides stable revenue stream • The Exchange Underwriters’ business segment continued its strong momentum following the acquisition of Beynon Insurance in August 2018 $ in M ill io ns Total Revenue - Five Quarter Trend ($M) $10.4 $10.6 $10.0 $9.9 $10.0 $2.2 $2.8 $3.2 $2.2 $2.2 Net Interest Income Non Interest Income Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 Q3 2021 - Non Interest Income Mix (000's) Insurance Commissions $1,194 Other Commissions $93 Net Gain on Sales of Loans $49 Net Gain on Purchased Tax Credits $18 Net Gain on Securities $24 Other Income $80 Income from Bank- Owned Life Insurance $138 Service Fees $602

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 25 Net Income (Loss) and Adjusted Net Income(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Net (Loss) Income $ in 000's $(17,395) $(223) $3,079 $2,845 $1,983 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $(20,000) $(15,000) $(10,000) $(5,000) $0 $5,000 Adjusted Net Income (1) $ in 000's $1,942 $3,119 $2,492 $3,217 $1,966 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 26 EPS - Diluted and Adjusted EPS - Diluted(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. EPS - Diluted (3.22) 0.57 0.52 (0.04) 0.37 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (3.50) (3.00) (2.50) (2.00) (1.50) (1.00) (0.50) 0.00 0.50 1.00 Adjusted EPS - Diluted (1) 0.36 0.58 0.46 0.59 0.36 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0.00 0.20 0.40 0.60 0.80

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 27 Net Interest Margin (FTE)(1) (1) Net Interest Margin (GAAP) was 3.19%, 3.21%, 3.04%, 2.84%, and 2.88%, respectively, for the same time periods. 3.59% 3.11% 3.21% 2.89% 0.54% 0.33% Yield on Earning Assets Net Interest Margin Cost of Funds Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 28 Adjusted Efficiency Ratio(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Efficiency Ratio (GAAP) was 230.11%, 72.51%, 71.44%, 112.91%, and 80.05%, respectively, for the same time periods. 69.78% 77.27% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 60.00% 65.00% 70.00% 75.00% 80.00% 85.00%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 29 Adjusted Return on Average Assets – ROAA(1) Adjusted Return on Average Equity – ROAE(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. ROAA (GAAP) was (4.90)%, 0.87%, 0.81%, (0.06)% and 0.54%, respectively, for the same time periods. ROAE (GAAP) was (45.13)%, 9.13%, 8.54%, (0.66)%, and 5.93%, respectively, for the same time periods. 0.55% 0.53% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 5.04% 5.88% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 30 Strong Capital Ratios (Community Bank) 11.62% 11.62% 12.88% 7.63% 11.79% 11.79% 13.04% 7.81% 11.53% 11.53% 12.78% 7.38% September 30, 2020 December 31, 2020 September 30, 2021 Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital (to Risk Weighted Assets) Total Capital (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Total Assets) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00%

Moving Forward – Building a Stronger Community Investing for the Future Adaptive to New Consumer Expectations Engaging with Loyal Customers and Winning New Ones

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 32 Contact Information Company Contact: John H. Montgomery President and Chief Executive Officer Phone: (724) 225-2400 Investor Relations Adam Prior Phone: (212) 836-9606 Email: aprior@equityny.com NASDAQ Capital Market: CBFV 100 N. Market Street Carmichaels, PA 15320 Phone: 724-966-5041 Fax: 724-966-7867

Appendix

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

Selected Financial Condition Data	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
ASSETS					
Cash and Due From Banks	$ 173,523	$ 172,010	$ 230,000	$ 160,911	$ 112,169
Securities	221,351	208,472	142,156	145,400	158,956
Loans Held for Sale	17,407	11,409	—	—	—
Loans					
Real Estate:					
Residential	317,373	322,480	339,596	344,142	343,955
Commercial	379,621	360,518	370,118	373,555	353,904
Construction	78,075	85,187	77,714	72,600	69,178
Commercial and Industrial					
PPP	32,703	49,525	60,380	55,096	71,028
Other Commercial and Industrial	69,657	70,666	68,551	71,717	73,287
Consumer	112,087	106,404	111,650	113,854	117,364
Other	12,083	12,666	13,688	13,789	22,169
Total Loans	1,001,599	1,007,446	1,041,697	1,044,753	1,050,885
Allowance for Loan Losses	(11,581)	(11,544)	(12,725)	(12,771)	(13,780)
Loans, Net	990,018	995,902	1,028,972	1,031,982	1,037,105
Premises and Equipment Held for Sale	795	795	—	—	—
Premises and Equipment, Net	18,502	18,682	20,240	20,302	20,439
Bank-Owned Life Insurance	25,190	25,052	24,916	24,779	24,639
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	5,740	6,186	7,867	8,399	8,931
Accrued Interest and Other Assets	12,560	13,373	12,938	15,215	20,905
Total Assets	$ 1,474,818	$ 1,461,613	$ 1,476,821	$ 1,416,720	$ 1,392,876
LIABILITIES					
Deposits Held for Sale	$ 102,647	$ 102,557	$ —	$ —	$ —
Deposits					
Non-Interest Bearing Demand Deposits	373,320	368,452	377,137	340,569	335,287
Interest Bearing Demand Accounts	244,004	246,920	280,929	259,870	245,850
Money Market Accounts	190,426	176,824	198,975	199,029	188,958
Savings Accounts	232,679	226,639	246,725	235,088	232,691
Time Deposits	144,727	154,718	180,697	190,013	196,250
Total Deposits	1,185,156	1,173,553	1,284,463	1,224,569	1,199,036
Short-Term Borrowings	42,623	39,054	45,352	41,055	42,061
Other Borrowings	6,000	6,000	6,000	8,000	11,000
Accrued Interest and Other Liabilities	7,405	7,913	7,230	8,566	7,480
Total Liabilities	1,343,831	1,329,077	1,343,045	1,282,190	1,259,577
STOCKHOLDERS' EQUITY	$ 130,987	$ 132,536	$ 133,776	$ 134,530	$ 133,299

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 34

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

Selected Operating Data	Three Months Ended					Nine Months Ended	
	09/30/21	06/30/21	03/31/21	12/31/20	09/30/20	09/30/21	09/30/20
Interest and Dividend Income							
Loans, Including Fees	9,718	9,936	10,146	10,833	10,709	29,800	32,050
Securities:							
Taxable	843	635	646	725	753	2,124	2,894
Tax-Exempt	71	74	78	78	79	223	291
Dividends	19	24	20	20	19	63	59
Other Interest and Dividend Income	135	151	98	99	96	384	418
Total Interest and Dividend Income	10,786	10,820	10,988	11,755	11,656	32,594	35,712
Interest Expense							
Deposits	715	827	947	1,036	1,150	2,489	4,136
Short-Term Borrowings	25	24	23	25	28	72	112
Other Borrowings	36	35	41	60	62	112	194
Total Interest Expense	776	886	1,011	1,121	1,240	2,673	4,442
Net Interest and Dividend Income	10,010	9,934	9,977	10,634	10,416	29,921	31,270
(Recovery) Provision for Loan Losses	—	(1,200)	—	—	1,200	(1,200)	4,000
Net Interest and Dividend Income After (Recovery) Provision for Loan Losses	10,010	11,134	9,977	10,634	9,216	31,121	27,270
Noninterest Income:							
Service Fees	602	614	546	560	554	1,762	1,646
Insurance Commissions	1,194	1,209	1,595	1,403	1,079	3,998	3,475
Other Commissions	93	173	165	105	76	431	374
Net Gain on Sales of Loans	49	31	86	388	435	166	1,003
Net Gain (Loss) on Securities	24	11	447	213	(59)	482	20
Net Gain on Purchased Tax Credits	18	17	18	16	15	53	46
Net Loss on Disposal of Fixed Assets	—	(3)	—	(13)	(65)	(3)	(48)
Income from Bank-Owned Life Insurance	138	136	137	140	140	411	417
Other Income (Loss)	80	31	180	(34)	(2)	291	(240)
Total Noninterest Income	2,198	2,219	3,174	2,778	2,173	7,591	6,693
Noninterest Expense:							
Salaries and Employee Benefits	4,787	5,076	4,894	5,126	5,124	14,757	14,683
Occupancy	615	1,024	710	606	759	2,349	2,191
Equipment	205	311	266	234	220	782	701
Data Processing	541	607	518	476	482	1,666	1,367
FDIC Assessment	293	249	250	344	172	792	493
PA Shares Tax	224	225	265	350	355	714	963
Contracted Services	1,441	750	687	577	531	2,878	1,471
Legal and Professional Fees	180	419	189	185	161	788	567
Advertising	225	193	140	178	148	558	486
Other Real Estate Owned (Income)	(89)	(26)	(38)	(39)	(12)	(153)	(30)
Amortization of Intangible Assets	446	503	532	532	532	1,481	1,596
Intangible Assets and Goodwill Impairment	—	1,178	—	—	18,693	1,178	18,693
Writedown of Fixed Assets	2	2,268	—	240	884	2,270	884
Other	903	945	982	916	919	2,830	2,977
Total Noninterest Expense	9,773	13,722	9,395	9,725	28,968	32,890	47,042
Income (Loss) Before Income Tax Expense (Benefit)	2,435	(369)	3,756	3,687	(17,579)	5,822	(13,079)
Income Tax Expense (Benefit)	452	(146)	911	608	(184)	1,217	640
Net Income (Loss)	1,983	(223)	2,845	3,079	(17,395)	4,605	(13,719)

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 35

Per Common Share Data

Per Common Share Data	Three Months Ended 9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	Nine Months Ended 9/30/21	9/30/20
Dividends Per Common Share	$ 0.24	$ 0.24	$ 0.24	$ 0.24	$ 0.24	$ 0.72	$ 0.72
Earnings (Loss) Per Common Share - Basic	0.37	(0.04)	0.52	0.57	(3.22)	0.85	(2.54)
Earnings (Loss) Per Common Share - Diluted	0.37	(0.04)	0.52	0.57	(3.22)	0.85	(2.54)
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) [1]	0.36	0.59	0.46	0.58	0.36	1.42	1.03
Weighted Average Common Shares Outstanding - Basic	5,373,032	5,432,234	5,434,374	5,404,874	5,395,342	5,412,989	5,406,710
Weighted Average Common Shares Outstanding - Diluted	5,390,128	5,432,234	5,436,881	5,406,068	5,395,342	5,420,792	5,406,710

	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Common Shares Outstanding	5,330,401	5,409,077	5,434,374	5,434,374	5,398,712
Book Value Per Common Share	$ 24.57	$ 24.50	$ 24.62	$ 24.76	$ 24.69
Tangible Book Value per Common Share (Non-GAAP) [1]	21.67	21.56	21.38	21.42	21.23
Stockholders' Equity to Assets	8.9%	9.1%	9.1%	9.5%	9.6%
Tangible Common Equity to Tangible Assets (Non-GAAP) [1]	7.9	8.1	8.0	8.3	8.3

(1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 36

Selected Financial Ratios /Asset Quality Ratios / Capital Ratios

Selected Financial Ratios [2]	Three Months Ended 9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	Nine Months Ended 9/30/21	9/30/20
Return on Average Assets	0.54 %	(0.06)%	0.81 %	0.87 %	(4.90)%	0.42 %	(1.34)%
Adjusted Return on Average Assets (Non-GAAP) [1]	0.53	0.87	0.71	0.88	0.55	0.70	0.54
Return on Average Equity	5.93	(0.66)	8.54	9.13	(45.13)	4.59	(11.99)
Adjusted Return on Average Equity (Non-GAAP) [1]	5.88	9.57	7.48	9.25	5.04	7.65	4.84
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	146.78	146.82	142.98	141.58	141.98	145.56	139.30
Average Equity to Average Assets	9.03	9.08	9.48	9.49	10.85	9.19	11.19
Net Interest Rate Spread	2.77	2.72	2.91	3.07	3.03	2.80	3.15
Net Interest Rate Spread (FTE) (Non-GAAP) [1]	2.78	2.74	2.92	3.08	3.05	2.81	3.17
Net Interest Margin	2.88	2.84	3.04	3.21	3.19	2.92	3.34
Net Interest Margin (FTE) (Non-GAAP) [1]	2.89	2.85	3.05	3.22	3.21	2.93	3.35
Net (Recoveries) Charge-offs to Average Loans	(0.01)	(0.01)	0.02	0.39	0.03	—	0.01
Efficiency Ratio	80.05	112.91	71.44	72.51	230.11	87.68	123.92
Adjusted Efficiency Ratio (Non-GAAP) [1]	77.27	80.68	70.06	68.06	69.78	75.92	68.17

Asset Quality Ratios	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Allowance for Loan Losses to Total Loans	1.16 %	1.15 %	1.22 %	1.22 %	1.31 %
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) [1]	1.20	1.21	1.30	1.29	1.41
Allowance for Loan Losses to Nonperforming Loans [3]	106.18	74.92	89.29	88.15	91.84
Allowance for Loan Losses to Noncurrent Loans [4]	135.37	90.83	118.08	117.20	114.01
Delinquent and Nonaccrual Loans to Total Loans [4] [5]	0.97	1.37	1.18	1.50	1.23
Nonperforming Loans to Total Loans [3]	1.09	1.53	1.37	1.39	1.43
Noncurrent Loans to Total Loans [4]	0.85	1.26	1.03	1.04	1.15
Nonperforming Assets to Total Assets [6]	0.74	1.07	0.98	1.04	1.09

Capital Ratios [7]	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.53 %	11.67 %	11.85 %	11.79 %	11.62 %
Tier 1 Capital (to Risk Weighted Assets)	11.53	11.67	11.85	11.79	11.62
Total Capital (to Risk Weighted Assets)	12.78	12.92	13.10	13.04	12.88
Tier 1 Leverage (to Adjusted Total Assets)	7.38	7.23	7.87	7.81	7.63

(1) Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2) Interim period ratios are calculated on an annualized basis.
(3) Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4) Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5) Delinquent loans consist of accruing loans that are 30 days or more past due.
(6) Nonperforming assets consist of nonperforming loans and other real estate owned.
(7) Capital ratios are for Community Bank only.

Certain items previously reported may have been reclassified to conform with the current reporting period's format.

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 37

Average Balances and Yields

Community Bank

	Three Months Ended														
	September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020		
	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]
(Dollars in thousands) (Unaudited)															
Assets:															
Interest-Earning Assets:															
Loans, Net [2]	$ 1,004,474	$ 9,740	3.85 %	$ 1,016,868	$ 9,959	3.93 %	$ 1,031,853	$ 10,168	4.00 %	$ 1,032,942	$ 10,860	4.18 %	$ 1,035,426	$ 10,744	4.13 %
Debt Securities															
Taxable	197,763	843	1.71	124,685	635	2.04	122,883	646	2.10	133,026	725	2.18	123,332	753	2.44
Exempt From Federal Tax	11,647	90	3.09	12,276	94	3.06	12,943	96	2.97	13,006	96	2.95	13,054	97	2.97
Equity Securities	2,655	19	2.86	2,649	24	3.62	2,632	20	3.04	2,612	20	3.06	2,580	19	2.95
Other Interest-Earning Assets	164,447	135	0.33	246,392	151	0.25	161,871	98	0.25	137,000	99	0.29	123,171	96	0.31
Total Interest-Earning Assets	1,380,986	10,827	3.11	1,402,870	10,863	3.11	1,332,182	11,028	3.36	1,318,586	11,800	3.56	1,297,563	11,709	3.59
Noninterest-Earning Assets	88,291			82,794			92,550			94,262			115,567		
Total Assets	$ 1,469,277			$ 1,485,664			$ 1,424,732			$ 1,412,848			$ 1,413,130		
Liabilities and Stockholders' Equity															
Interest-Bearing Liabilities:															
Interest-Bearing Demand Deposits [3]	$ 275,411	48	0.07 %	$ 275,752	55	0.08 %	$ 259,065	77	0.12 %	$ 252,521	83	0.13 %	$ 245,977	99	0.16 %
Savings [3]	251,801	21	0.03	247,238	25	0.04	239,850	32	0.05	232,647	32	0.05	230,567	32	0.06
Money Market [3]	198,167	55	0.11	199,652	71	0.14	197,395	98	0.20	198,983	131	0.26	185,644	140	0.30
Time Deposits [3]	168,654	591	1.39	177,506	676	1.53	187,114	740	1.60	193,194	790	1.63	198,184	879	1.76
Total Interest-Bearing Deposits [3]	894,033	715	0.32	900,148	827	0.37	883,424	947	0.43	877,345	1,036	0.47	860,372	1,150	0.53
Short-Term Borrowings															
Securities Sold Under Agreements to Repurchase	40,818	25	0.24	49,325	24	0.20	41,094	23	0.23	43,468	25	0.23	42,512	28	0.26
Other Borrowings	6,000	36	2.38	6,000	35	2.34	7,200	41	2.31	10,543	60	2.26	11,000	62	2.24
Total Interest-Bearing Liabilities	940,851	776	0.33	955,473	886	0.37	931,718	1,011	0.44	931,356	1,121	0.48	913,884	1,240	0.54
Noninterest-Bearing Demand Deposits	387,746			387,317			349,108			338,223			337,441		
Other Liabilities	8,019			7,999			8,869			9,176			8,477		
Total Liabilities	1,336,616			1,350,789			1,289,695			1,278,755			1,259,802		
Stockholders' Equity	132,661			134,875			135,037			134,093			153,328		
Total Liabilities and Stockholders' Equity	$ 1,469,277			$ 1,485,664			$ 1,424,732			$ 1,412,848			$ 1,413,130		
Net Interest Income (FTE) (Non-GAAP) [4]		10,051			9,977			10,017			10,679			10,469	
Net Interest-Earning Assets [5]	440,135			447,397			400,464			387,230			383,679		
Net Interest Rate Spread (FTE)(Non-GAAP) [4][6]			2.78 %			2.74 %			2.92 %			3.08 %			3.05 %
Net Interest Margin (FTE) (Non-GAAP) [4][7]			2.89			2.85			3.05			3.22			3.21
PPP Loans	40,313	484	4.76	57,661	636	4.42	56,945	676	4.81	64,914	768	4.71	70,571	454	2.56

(1) Annualized based on three months ended results.
(2) Net of allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(3) Includes Deposits Held for Sale.
(4) Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 38

Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EPS, Adjusted ROAA and Adjusted ROAE

Community Bank

(Dollars in thousands, except share and per share data) (Unaudited)	Three Months Ended 9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Net Income (Loss) (GAAP)	$ 1,983	$ (223)	$ 2,845	$ 3,079	$(17,395)
Adjustments					
(Gain) Loss on Sale of Securities	(24)	(11)	(447)	(213)	59
Loss on Disposal of Fixed Assets	—	3	—	13	65
Tax effect	5	2	94	42	(26)
Non-Cash Charges:					
Intangible Asset and Goodwill Impairment	—	1,178	—	—	18,693
Writedown on Fixed Assets	2	2,268	—	240	884
Tax Effect	—	—	—	(42)	(338)
Adjusted Net Income (Non-GAAP)	$ 1,966	$ 3,217	$ 2,492	$ 3,119	$ 1,942
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,390,128	5,432,234	5,436,881	5,406,068	5,395,342
Earnings (Loss) per Common Share - Diluted (GAAP)	$ 0.37	$ (0.04)	$ 0.52	$ 0.57	$ (3.22)
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$ 0.36	$ 0.59	$ 0.46	$ 0.58	$ 0.36
Net Income (Loss) (GAAP) (Numerator)	$ 1,983	$ (223)	$ 2,845	$ 3,079	$(17,395)
Annualization Factor	3.97	4.01	4.06	3.98	3.98
Average Assets (Denominator)	1,469,277	1,485,664	1,424,732	1,412,848	1,413,130
Return on Average Assets (GAAP)	0.54 %	(0.06)%	0.81 %	0.87 %	(4.90)%
Adjusted Net Income (Non-GAAP) (Numerator)	$ 1,966	$ 3,217	$ 2,492	$ 3,119	$ 1,942
Annualization Factor	3.97	4.01	4.06	3.98	3.98
Average Assets (Denominator)	1,469,277	1,485,664	1,424,732	1,412,848	1,413,130
Adjusted Return on Average Assets (Non-GAAP)	0.53 %	0.87 %	0.71 %	0.88 %	0.55 %

(Dollars in thousands) (Unaudited)	Three Months Ended 9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Net Income (Loss) (GAAP) (Numerator)	1,983	(223)	2,845	3,079	(17,395)
Annualization Factor	3.97	4.01	4.06	3.98	3.98
Average Equity (Denominator) (GAAP)	132,661	134,875	135,037	134,093	153,328
Return on Average Equity (GAAP)	5.93 %	(0.66)%	8.54 %	9.13 %	(45.13)%
Adjusted Net Income (Loss) (GAAP) (Numerator)	1,983	(223)	2,845	3,079	(17,395)
Annualization Factor	3.97	4.01	4.06	3.98	3.98
Average Equity (Denominator) (GAAP)	132,661	134,875	135,037	134,093	153,328
Adjusted Return on Average Equity (Non-GAAP)	5.88 %	9.57 %	7.48 %	9.25 %	5.04 %

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 39

Non-GAAP Financial Measures: Tangible Common Equity, Tangible Book Value per Share and Tangible Common Equity to Tangible Assets

Community Bank

(Dollars in thousands, except share and per share data)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	12/31/19	12/31/18	12/31/17
Stockholders' Equity (GAAP)	$ 130,987	$ 132,536	$ 133,776	$ 134,530	$ 133,299	$ 151,097	$ 137,625	$ 93,256
Goodwill and Intangible Assets, Net	(15,472)	(15,918)	(17,599)	(18,131)	(18,663)	(38,952)	(41,080)	(8,237)
Tangible Common Equity or Tangible Book Value (Non-GAAP)	$ 115,515	$ 116,618	$ 116,177	$ 116,399	$ 114,636	$ 112,145	$ 96,545	$ 85,019
Common Shares Outstanding	5,330,401	5,409,077	5,434,374	5,434,374	5,398,712	5,463,828	5,432,289	4,095,957
Book Value per Common Share (GAAP)	$ 24.57	$ 24.50	$ 24.62	$ 24.76	$ 24.69	$ 27.65	$ 25.33	$ 22.77
Tangible Book Value per Common Share (Non-GAAP)	$ 21.67	$ 21.56	$ 21.38	$ 21.42	$ 21.23	$ 20.52	$ 17.77	$ 20.76
Total Assets (GAAP)	$ 1,474,818	$ 1,461,613	$ 1,476,821	$ 1,416,720	$ 1,392,876	$ 1,321,537	$ 1,281,701	$ 934,486
Goodwill and Intangible Assets, Net	(15,472)	(15,918)	(17,599)	(18,131)	(18,663)	(38,952)	(41,080)	(8,237)
Tangible Assets (Non-GAAP)	$ 1,459,346	$ 1,445,695	$ 1,459,222	$ 1,398,589	$ 1,374,213	$ 1,282,585	$ 1,240,621	$ 926,249
Stockholders' Equity to Assets (GAAP)	8.88%	9.07%	9.06%	9.50%	9.57%	11.43%	10.74%	9.98%
Tangible Common Equity / Tangible Assets (Non-GAAP)	7.92%	8.07%	7.96%	8.32%	8.34%	8.74%	7.78%	9.18%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 40

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 41 Non-GAAP Financial Measures: Return on Average Tangible Common Equity Three Months Ended Full Year 9/30/21 9/30/20 12/31/20 12/31/19 12/31/18 12/31/17 (Dollars in thousands) Net Income (Loss) (GAAP) $ 1,983 $ (17,395) $ (10,640) $ 14,327 $ 7,052 $ 6,944 Amortization of Intangible Assets, Net 446 532 2,128 1,532 1,167 348 Goodwill Impairment — 18,693 18,693 — — — Adjusted Net Income (Non-GAAP) (Numerator) $ 2,429 $ 1,830 $ 10,181 $ 15,859 $ 8,219 $ 7,292 Annualization Factor 3.97 3.98 1.00 1.00 1.00 1.00 Average Stockholders' Equity (GAAP) $ 132,661 $ 153,328 $ 148,132 $ 144,903 $ 119,300 $ 92,263 Average Goodwill and Intangible Assets, Net (15,754) (37,503) (33,207) (39,782) (30,012) (8,504) Average Tangible Common Equity (Non-GAAP) (Denominator) $ 116,907 $ 115,825 $ 114,925 $ 105,121 $ 89,288 $ 83,759 Return on Average Equity (GAAP) 5.93% (45.13) % (7.18) % 9.89% 5.91% 7.53 % Return on Average Tangible Common Equity (Non-GAAP) 8.24% 6.29% 8.86% 15.09% 9.21% 8.71%

Non-GAAP Financial Measures: Net Interest Rate Spread (FTE) and Net Interest Margin (FTE)

Community Bank

(Dollars in thousands)	Three Months Ended 9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	Full Year 12/31/20	12/31/19	12/31/18	12/31/17
Interest Income per Consolidated Statement of Income (GAAP)	$ 10,786	$ 10,820	$ 10,988	$ 11,755	$ 11,656	$ 47,467	$ 51,031	$ 43,626	$ 32,434
Adjustment to FTE Basis	41	43	40	45	53	211	251	355	585
Interest Income (FTE) (Non-GAAP)	$ 10,827	$ 10,863	$ 11,028	$ 11,800	$ 11,709	$ 47,678	$ 51,282	$ 43,981	$ 33,019
Interest Expense per Consolidated Statement of Income (GAAP)	776	886	1,011	1,121	1,240	5,563	7,857	5,949	3,374
Net Interest Income (FTE) (Non-GAAP)	$ 10,051	$ 9,977	$ 10,017	$ 10,679	$ 10,469	$ 42,115	$ 43,425	$ 38,032	$ 29,645
Net Interest Rate Spread (GAAP)	2.77%	2.72%	2.91%	3.07%	3.03%	3.13%	3.40%	3.37%	3.37%
Adjustment to FTE Basis	0.01	0.02	0.01	0.01	0.02	0.02	0.02	0.03	0.07
Net Interest Rate Spread (FTE) (Non-GAAP)	2.78	2.74	2.92	3.08	3.05	3.15%	3.42%	3.40%	3.44%
Net Interest Margin (GAAP)	2.88%	2.84%	3.04%	3.21%	3.19%	3.30%	3.62%	3.55%	3.51%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.02	0.02	0.02	0.04	0.07
Net Interest Margin (FTE) (Non-GAAP)	2.89%	2.85%	3.05%	3.22%	3.21%	3.32%	3.64%	3.59%	3.58%

CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 42

Non-GAAP Financial Measures: Adjusted Efficiency Ratio

(Dollars in thousands)	Three Months Ended					Full Year			
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	12/31/20	12/31/19	12/31/18	12/31/17
Efficiency Ratio (GAAP)									
Noninterest expense (GAAP)	$ 9,773	$ 13,722	$ 9,395	$ 9,725	$ 28,968	$ 56,767	$ 34,960	$ 34,848	$ 24,636
Net Interest and Dividend Income (GAAP)	10,010	9,934	9,977	10,634	10,416	41,904	43,174	37,677	29,060
Noninterest Income (GAAP)	2,198	2,219	3,174	2,778	2,173	9,471	8,567	7,686	7,264
Operating Revenue (GAAP)	12,208	12,153	13,151	13,412	12,589	51,375	51,741	45,363	36,324
Efficiency Ratio (GAAP)	80.05 %	112.91 %	71.44 %	72.51 %	230.11 %	110.50 %	67.57 %	76.82 %	67.82 %
Adjusted Efficiency Ratio (Non-GAAP)									
Noninterest expense (GAAP)	$ 9,773	$ 13,722	$ 9,395	$ 9,725	$ 28,968	$ 56,767	$ 34,960	$ 34,848	$ 24,636
Less:									
Other Real Estate Owned (Income)	(89)	(26)	(38)	(39)	(12)	(69)	(103)	48	(349)
Amortization of Intangible Assets, Net	446	503	532	532	532	2,128	2,127	1,556	544
Intangible Assets and Goodwill Impairment	—	1,178	—	—	18,693	18,693	1,178	18,693	—
Writedown on Fixed Assets	2	2,268	—	240	884	1,124	2,270	884	—
Merger Expense	—	—	—	—	—	—	—	854	356
Adjusted Noninterest Expense (Non-GAAP)	$ 9,414	$ 9,799	$ 8,901	$ 8,992	$ 8,871	$ 34,891	$ 29,488	$ 12,813	$ 24,085
Net Interest and Dividend Income (GAAP)	10,010	9,934	9,977	10,634	10,416	41,904	43,174	37,677	29,060
Noninterest Income (GAAP)	2,198	2,219	3,174	2,778	2,173	9,471	8,567	7,686	7,264
Less:									
Net Gain (Loss) on Securities	24	11	447	213	(59)	233	140	(63)	199
Net (Loss) Gain on Disposal of Fixed Assets	—	(3)	—	(13)	(65)	(61)	2	(137)	—
Adjusted Noninterest Income (Non-GAAP)	2,174	2,211	2,727	2,578	2,297	9,299	8,425	7,886	7,065
Adjusted Operating Revenue (Non-GAAP)	12,184	12,145	12,704	13,212	12,713	51,203	51,599	45,563	36,125
Adjusted Efficiency Ratio (Non-GAAP)	77.27 %	80.68 %	70.06 %	68.06 %	69.78 %	68.14 %	57.15 %	28.12 %	66.67 %

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CB Financial Services, Inc. (Nasdaq: CBFV) October 2021 Page 44 Non-GAAP Financial Measures: Pre-Tax Pre-Provision Return on Average Assets Three Months Ended Full Year 9/30/21 9/30/20 12/31/20 12/31/19 12/31/18 12/31/17 (Dollars in thousands) Net Income (Loss) Before Income Tax Expense (Benefit) (GAAP) $ 2,435 $ (17,579) $ (9,392) $ 16,056 $ 8,590 $ 9,818 Provision for Loan Losses — 1,200 4,000 725 2,525 1,870 Goodwill Impairment — 18,693 18,693 — — — Writedown on Fixed Assets 2 884 1,124 — — — Pre-Tax, Pre-Provision ("PTPP") Net Income (Non-GAAP) (Numerator) $ 2,437 $ 3,198 $ 14,425 $ 16,781 $ 11,115 $ 11,688 Annualization Factor 3.9674 3.9783 1.0000 1.0000 1.0000 1.0000 Average Assets (Denominator) $ 1,469,277 $ 1,413,130 $ 1,378,074 $ 1,311,425 $ 1,152,558 $ 887,150 PTPP Return on Average Assets (Non-GAAP) 0.66% 0.90% 1.05% 1.28% 0.96% 1.32%